Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF BOURBON BROTHERS HOLDING CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the period ended September 30, 2014 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Bourbon Brothers Holding Corporation (the "Company") hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2014	/s/ Heather Atkinson Heather Atkinson Chief Financial Officer